UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2005

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3701 Wilshire Boulevard, Suite 220, Los Angeles, CA		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 29, 2005, Nara Bancorp, Inc. (“Nara Bancorp” or the “Company”), extended an offer of employment to Alvin D. Kang, as an Executive Vice President and Chief Financial Officer of the Company and Nara Bank.  Mr. Kang accepted the offer of employment on June 30, 2005.  For the terms and conditions of the offer letter, please refer to Item 5.02 below.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)           On July 1, 2005, Nara Bancorp announced that, effective August 1, 2005, Alvin D. Kang would join the Company and Nara Bank in the positions of Executive Vice President and Chief Financial Officer.  Mr. Kang will report to the President and Chief Executive Officer of the Company and Nara Bank.

Pursuant to the terms of his employment offer letter, Mr. Kang’s annual base salary will initially be $230,000 and he will be provided a monthly car allowance of $900.  Mr. Kang will not be entitled to either a discretionary summer or winter bonus in 2005.  Mr. Kang will be entitled to receive an annual profit sharing payment not to exceed 75% of his base salary.  The annual profit sharing payment is based on a formula.  In 2005, the minimum annual profit sharing payment will be $60,000.  Additionally, if approved by the Company’s Board of Directors, Mr. Kang will be granted an option to purchase 80,000 shares of common stock of the Company at a price set on the first day of his employment.  The stock option will vest in annual installments of 20% on August 1, 2006, 2007, 2008, 2009 and 2010 provided that Mr. Kang is employed by the Company.  The stock option is subject to all other terms and conditions contained in the Nara Bancorp, Inc. 2001 Nara Bank 1989 Continuation Stock Option Plan.

Mr. Kang will participate in all life insurance, medical, dental, vision, disability, pension, ESOP and other employee benefit plans, will be entitled to three weeks of vacation each year and will be entitled to such other holidays, sick leave and short-term disability leave, consistent with the Company’s policies.

In the event Mr. Kang’s employment is terminated for any reason other than cause, death or disability during the first two years of his employment, Mr. Kang will be entitled to receive severance in the amount of twelve months’ of his base salary.  In the event of a change of control, if his duties are substantially changed or his position eliminated, Mr. Kang will be entitled to receive an amount equal to twelve months’ base salary, payable in a lump sum or payable over a twelve-month period, at his option.

Mr. Kang, age 60, has been the Executive Vice President/Chief Financial Officer of Broadway Financial Corporation since December 2001.  On March 16, 2005, he was promoted to Chief Operating and Chief Financial Officer of Broadway Federal Bank. Prior to joining Broadway Financial Corporation, Mr. Kang was an Executive Vice President at Takenaka & Company, LLC, a consulting and investment-banking firm from August 1999 to April 2002, and was the Managing Member of Mu & Kang Consultants L.L.C. from November 1995 to August 1999. Prior to November 1995, Mr. Kang served as an Audit Partner with KPMG LLP and Ernst & Young LLP and he has 34 years experience in the thrift and banking industries.  Mr. Kang is a certified public accountant in California, and received his B.S. in Accounting from California State University at Los Angeles.

Item 9.01 Financial Statements and Exhibits.

99.1  Offer letter to Alvin D. Kang dated June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: July 5, 2005	/s/ Christine Oh
Christine Oh
Senior Vice President and Acting Chief Financial Officer